EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                    September 28, 2012

Tandy Leather Factory, Inc. Reaches Preliminary Settlement Agreement

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) (the “Company”) announced today that an agreement has been reached and preliminarily approved by the Court to settle all federal and state claims asserted by the plaintiffs in the action captioned Mark Barnes, Donna Cavota and Jerry Mercante on behalf of themselves and others similarly situated v. Tandy Leather Company, LP and The Leather Factory, LP, Case No.4: 11-cv-00335-A in the United States District Court, Northern District of Texas, Fort Worth Division.  As previously disclosed, the plaintiffs in such lawsuit have alleged that the defendants violated certain requirements of the Fair Labor Standards Act (FLSA) as well as various state wage laws.  The plaintiffs, who have sought to represent themselves and all similarly situated U.S. current and former store managers of the defendants, sought reimbursement for an unspecified amount of unpaid overtime compensation, liquidated damages, attorneys’ fees and costs.  At all times during the pendency of this litigation, the Company and the defendants have vigorously denied all of the plaintiffs’ allegations.  As part of the settlement, the defendants continue to deny any wrongdoing or any other improper actions.

The terms of the settlement provide for a maximum payment of $993,385.90 by the defendants.  The settlement remains subject to a fairness hearing and final approval by the Court.  A Fairness Hearing will be held in the Fourth Floor Courtroom of the United States Courthouse, Fort Worth, Texas, at 10:00 o’clock a.m. on February 11, 2013, to make final determinations as to whether the settlement is fair, reasonable and adequate, whether it should be finally approved by the Court, and whether an Order and Final Judgment should be issued dismissing the lawsuit with prejudice.

In connection with the settlement, the Company will record a charge to operations of $993,385.90 during its third quarter, which ends on September 30, 2012.

The proposed settlement agreement will be filed as an exhibit to a Current Report on Form 8-K, reporting the tentative settlement, to be filed with the Securities and Exchange Commission.

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 77 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or mgilbert@magellanfin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.